UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2007
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 160, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 436-8600

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 6, 2007, Orexigen Therapeutics, Inc. (the “Company”) entered into a Second Amendment to Credit and Security Agreement with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (the “Second Amendment”). The Second Amendment amends and restates certain provisions of that certain Credit and Security Agreement dated as of December 15, 2006 by and between the Company and Merrill Lynch Capital as amended by the First Amendment to Credit and Security Agreement dated July 2, 2007 (the “Credit Agreement”). The Second Amendment provides for, among other things, the increase of the total amount available for advances under the Credit Agreement from $17,000,000 to $25,000,000, the obligation of the Company to request an advance of $8,000,000 on or before December 31, 2007, and the extension of the period during which Merrill Lynch Capital is obligated to make advances to the Company under the Credit Agreement from December 31, 2007 to December 31, 2008.
     The description of the Second Amendment contained in this Item 1.01 is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 2.02 Results of Operations and Financial Condition
     On November 8, 2007, the Company issued a press release announcing its financial results for the quarter ended September 30, 2007. A copy of this press release is attached hereto as Exhibit 99.1.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
Item 8.01 Other Events
     In September 2007, certain members of the executive management team of the Company entered into individual written trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows the members of the Company’s executive management team to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when they may be in possession of material non-public information. Such plans also allow them to diversify their holdings and to minimize the market effect of stock sales by spreading them out over time. Consistent with Rule 10b5-1, the Company’s insider trading policy permits personnel to implement Rule 10b5-1 trading plans provided that, among other things, such personnel are unaware of any material, nonpublic information at the time they adopt such plans.
     The table below sets forth the number of shares of common stock (comprising either shares held or shares issuable upon exercise of vested stock options) of the Company that each member has authorized to be sold under such member’s individual plan and the scheduled start date and termination date of such plan. For each such plan, the amounts of shares referenced in the table below are estimates. The actual number of shares sold under each plan will depend upon pre-determined price criteria. Transactions under each of these plans will be disclosed publicly through Form 4 filings in accordance with Securities and Exchange Commission rules and regulations. However, the Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modification or termination of any publicly announced plan, except to the extent required by law.

Number of Shares
Executive	Authorized to Sell (a)	Scheduled Start Date	Scheduled Termination Date
Gary D. Tollefson, M.D.,	0 to 180,000	November 2007	October 2008
Ph.D. President and Chief Executive Officer
Graham K. Cooper	0 to 144,000	November 2007	October 2008
Chief Financial Officer and Treasurer
Michael A. Cowley, Ph.D.	0 to 72,350	November 2007	June 2008
Chief Scientific Officer
Anthony A. McKinney	0 to 99,996	November 2007	October 2008
Chief Operating Officer
Eduardo Dunayevich, M.D.	0 to 72,000	November 2007	October 2008
Chief Medical Officer
James C. Lancaster, Jr.	0 to 16,000	November 2007	October 2008
Vice President of Commercial Operations
Ronald P. Landbloom, M.D.	0 to 84,000	November 2007	October 2008
Vice President of Medical and Regulatory Affairs

(a)	Amounts to be determined based on pre-specified price limits.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit and Security Agreement dated November 6, 2007 by and between the Registrant and Merrill Lynch Capital
99.1	Press Release, dated November 8, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.
Date: November 8, 2007	By:	/s/ Gary D. Tollefson
	Name:	Gary D. Tollefson, M.D., Ph.D.
	Title:	President and Chief Executive Officer

Date: November 8, 2007	By:	/s/ Graham K. Cooper
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit and Security Agreement dated November 6, 2007 by and between the Registrant and Merrill Lynch Capital
99.1	Press Release, dated November 8, 2007